Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Franklin Financial Services Corporation of our report dated March 10, 2023 relating to the consolidated financial statements appearing in the Annual Report on Form 10-K of Franklin Financial Services Corporation for the year ended December 31, 2022, and to the reference to us under the heading “Experts” in the prospectus.

Crowe LLP

Cleveland, Ohio

November 17, 2023